Exhibit 21

Direct and Indirect Subsidiaries of the Registrant

I.	The Hanover Insurance Group, Inc. (Delaware)

A.	Opus Investment Management, Inc. (Massachusetts)

a.	The Hanover Insurance Company (New Hampshire)

1.	Citizens Insurance Company of America (Michigan)

2.	Allmerica Financial Benefit Insurance Company (Michigan)

3.	Allmerica Plus Insurance Agency, Inc. (Massachusetts)

4.	The Hanover American Insurance Company (New Hampshire)

5.	Hanover Texas Insurance Management Company, Inc. (Texas)

6.	Citizens Insurance Company of Ohio (Ohio)

7.	Citizens Insurance Company of the Midwest (Indiana)

8.	The Hanover New Jersey Insurance Company (New Hampshire)

9.	Massachusetts Bay Insurance Company (New Hampshire)

10.	Allmerica Financial Alliance Insurance Company (New Hampshire)

11.	Professionals Direct, Inc. (Michigan)

(i)	Professionals Direct Insurance Company (Michigan)

(ii)	Professionals Direct Insurance Services, Inc. (Michigan)

(iii)	Professionals Direct Finance, Inc. (Michigan)

12.	Verlan Fire Insurance Company (New Hampshire)

13.	The Hanover National Insurance Company (New Hampshire)

14.	AIX Holdings, Inc. (Delaware)

(i)	Nova American Group, Inc. (New York)

1.	Nova Insurance Group, Inc. (Delaware)

a.	Professional Underwriters Agency, Inc. (Florida)

2.	Nova Casualty Company (New York)

a.	AIX Specialty Insurance Company (Delaware)

3.	Nova Alternative Risk, LLC (New York)

(ii)	AIX, Inc. (Delaware)

1.	AIX Insurance Services of California, Inc. (California)

15.	440 Lincoln Street Holding Company, LLC (Massachusetts)

16.	Campmed Casualty & Indemnity Company, Inc. (New Hampshire)

17.	Health Facilities Insurance Corporation Ltd. (Bermuda)

18.	CitySquare II Investment Company LLC (Massachusetts)

(i)	One Mercantile Place LLC (Massachusetts)

b.	Citizens Insurance Company of Illinois (Illinois)

c.	CitySquare II Development Co. LLC. (Massachusetts)

B.	VeraVest Investments, Inc. (Massachusetts)

C.	Verlan Holdings, Inc. (Maryland)

a.	Hanover Specialty Insurance Brokers, Inc. (Virginia)

D.	Benchmark Professional Insurance Services, Inc. (Illinois)

E.	Campania Holding Company, Inc. (Virginia)

a.	Campania Management Company, Inc. (Virginia)

b.	Campania Shared Services Company, Inc. (Virginia)

c.	Campania Insurance Agency, Inc. (Virginia)

F.	Educators Insurance Agency, Inc. (Massachusetts)

G.	The Hanover Insurance International Holdings Limited (United Kingdom)

a.	Chaucer Holdings PLC (United Kingdom)

1.	ALIT Insurance Holdings Limited (United Kingdom)

(i)	Aberdeen Underwriting Advisers Limited (United Kingdom)

(ii)	ALIT Underwriting Limited (United Kingdom)

1.	ALIT (No. 1) Limited (United Kingdom)

2.	ALIT (No. 2) Limited (United Kingdom)

3.	ALIT (No. 3) Limited (United Kingdom)

4.	ALIT (No. 4) Limited (United Kingdom)

5.	ALIT (No. 5) Limited (United Kingdom)

2.	Chaucer Corporate Capital (No. 2) Limited (United Kingdom)

3.	Chaucer Corporate Capital (No. 3) Limited (United Kingdom)

4.	Chaucer Corporate Capital Limited (United Kingdom)

5.	Chaucer Freeholds Limited (United Kingdom)

6.	Hayward Brick Stuchbery Holdings Limited (United Kingdom)

(i)	CH 1997 Limited (United Kingdom)

1.	Chaucer Consortium Underwriting Limited (United Kingdom)

2.	Chaucer Dedicated Limited (United Kingdom)

3.	Chaucer Underwriting A/S (Denmark)

4.	INSURANCE4CARGOSERVICES LIMITED (United Kingdom)

5.	Chaucer Syndicates Limited (United Kingdom)

a)	Chaucer GmbH (Germany)

b)	Chaucer Insurance Services Limited (United Kingdom)

c)	Chaucer Latin America SA (Argentina)

d)	Chaucer Singapore Pte. Limited (Singapore)

e)	Chaucer Syndicate Services Limited (United Kingdom)

f)	Chaucer Osio AS (Norway)